UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2026, the Company held a Special Meeting of Stockholders (the “Meeting”), which was convened virtually at www.virtualshareholdermeeting.com/PFSA2026, pursuant to notice duly given. Definitive proxy materials relating to the Meeting were filed with the Securities and Exchange Commission on May 26, 2026, and were transmitted to all stockholders that held of record as of May 12, 2026 (the “Record Date”). As of the close of business on the Record Date, there were 4,660,268 shares of the Company's common stock outstanding, each share being entitled to one vote. At the Meeting, the holders of 1,816,505 shares of the Company's common stock were represented in person or by proxy, constituting a quorum.

The stockholders voted to elect Lauren Chung as a Class I director, to hold office until the Company’s 2029 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. The vote was as follows:

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
631,502	0	132,479	1,052,524

The stockholders were also asked to approve an amendment to the Company’s Certificate of Incorporation, as amended, to, at the discretion of the Company’s Board of Directors, effect one or more reverse stock splits over the course of the next two years of our common stock at a ratio of between 1-for-5 to 1-for-200, provided that the aggregate splits will not exceed a ratio of 1-for-200, including any shares held by the Company as treasury shares, at any time prior to or on June 23, 2028, with the exact ratio within such range to be determined at the discretion of our Board of Directors (or any of its delegated authorized persons) at its or their discretion without further approval or authorization of the Company’s stockholders. The vote was as follows:

FOR	AGAINST	ABSTAIN
1,338,997	459,350	18,158

The stockholders were also asked to approve, for purposes of Nasdaq Listing Rules 5635(a) and 5635(d), the issuance by the Company of shares of a newly created series of convertible preferred stock (the “Preferred Stock”) and the shares of common stock issuable upon conversion of the Preferred Stock to Bio Insights LLC as consideration for the Company’s acquisition of certain assets relating to the PanOmics Assay pursuant to that certain Asset Purchase Agreement, dated as of April 21, 2026, by and between the Company and Bio Insights LLC. The vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
592,053	166,040	5,888	1,052,524

The stockholders were also asked to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the potential issuance in excess of 19.99% of our outstanding shares of common stock upon the conversion of that certain promissory note issued by the Company to NorthView Sponsor I LLC, as modified pursuant to the Note Modification and Conversion Agreement, dated as of April 24, 2026, by and between the Company and NorthView Sponsor I LLC, as amended by Amendment No. 1 thereto, dated as of April 29, 2026. The vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
560,833	196,371	6,777	1,052,524

The stockholders were also asked to approve an amendment to the Company’s 2025 Equity and Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock that are available to be issued pursuant to the Plan from 100,386 to 795,930 shares, an increase of 695,544 shares (such that the pool of shares available under the Plan will represent 15% of the Company’s outstanding shares of common stock, calculated based on 4,510,268 shares of common stock outstanding as of May 7, 2026) (after giving effect to the reverse stock split). The vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
530,693	228,370	4,918	1,052,524

The stockholders were also asked to authorize an adjournment or adjournments of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the first two proposals. The vote was as follows:

FOR	AGAINST	ABSTAIN
1,315,372	486,390	14,743

No other actions were taken at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2026	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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